Exhibit 99.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”) dated February 4, 2004, is by and between BAD TOYS, INC., a Nevada corporation (“Buyer”); CHAMBERS AUTOMOTIVE, INC., a Tennessee corporation (“Chambers Auto”); PRECISION TRICKS CUSTOMS, INC., a Tennessee corporation (“Precision”) (with Chambers Auto and Precision collectively referred to herein as “Seller”); and JIMMY SCOTT CHAMBERS, in his capacity as the legal and beneficial owner of all the shares of Seller’s issued and outstanding capital stock (“Chambers” or “Shareholder”). Capitalized terms used in this Agreement not otherwise defined have the meanings indicated in Article 12.

BACKGROUND INFORMATION

Seller is engaged in the business of buying and selling used motor vehicles, building custom motor vehicles, and performing various services related to the automobile industry (the “Business”). Buyer desires to purchase substantially all of the assets from Seller (the assets to be acquired being hereinafter referred to as the “Purchased Assets”). Seller is willing to sell the Purchased Assets to Buyer, but only upon the terms and conditions hereinafter set forth. Accordingly, in consideration of the mutual agreements contained in this Agreement, Seller, Shareholder and Buyer hereby agree as follows:

OPERATIVE PROVISIONS

ARTICLE I

PURCHASE AND SALE OF ASSETS

1.1 Purchase and Sale of Purchased Assets. Subject to the terms and conditions set forth in this Agreement, and on the basis of the representations, warranties, covenants and agreements contained in this Agreement, at the Closing, but effective as of the Effective Date, Seller agrees to sell, convey, assign, transfer and deliver to Buyer, and Buyer agrees to purchase and acquire from Seller, free and clear of any Encumbrances other than Permitted Encumbrances, all of Seller’s right, title and interest in and to all of the Purchased Assets. The Purchased Assets consist of substantially all of the assets of Seller relating to the Business and include the following:

(a) Tangible Assets. All tangible assets, wherever located, including all equipment, furniture, fixtures and other tangible personal property listed on Schedule A;

(b) Leases. All right, title and interest of Seller in and to the leases for real or personal property described on Schedule B;

(c) Intellectual Property. All intangible assets, wherever located, including all trademarks, trademark applications, service marks, service mark applications, trade names, franchises, copyrights, copyright applications, permits and other intangible property listed on Schedule C;

(d) Contracts. All right, title and interest of Seller in all purchase and sale orders, or customer commitments, arrangements or understandings, written or oral, or of any kind, and the other contracts pertaining to the operation of the Business which are listed or described on Schedule D;

(e) Inventory. All inventory, wherever located, including, but not limited too all finished goods, component parts and accessories;

(f) Business Records. All files, correspondence, invoices and other business records used in or necessary for the operation of the Business, including, but not limited to, price lists, customer lists, sales records, sales correspondence, credit records, purchase orders and sale orders.

1.2 Purchase Price. The consideration for the Purchased Assets (the “Purchase Price”) shall equal (a) Three Hundred Sixty-Six Thousand One Hundred Ninety Three and 52/100 Dollars ($366,193.52) plus or minus the Adjustment Amount (as further described below in Section 1.3) and (b) the assumption of the Assumed Liabilities. The Purchase Price shall be payable by Buyer to Seller by (a) cancellation of that certain Interest Bearing Demand Note in the original principal amount of One Hundred Seventy Four Thousand Five Hundred and No/100 Dollars ($174,500) executed by Chambers Auto in favor of Buyer dated February     , 2004; and (b) a promissory note, restricted securities of Buyer or a combination of both. The value of any restricted securities of Buyer delivered under this Agreement shall equal the five day average market bid price of Buyer’s common stock immediately prior to the conclusion of the Appraisals. The Purchase Price shall be delivered as follows: (i) Eighty (80%) percent of the Purchase Price shall be delivered to Seller fifteen (15) days after the conclusion of the Appraisals (as further described in Section 1.6); (ii) Twenty (20%) of the Purchase Price shall be delivered to Seller one hundred twenty (120) days after the Closing Date once Buyer has confirmed Seller does not owe sales and use tax to the State of Tennessee or any other state (the “Withheld Funds”). Buyer has the right to use all or a portion of the Withheld Funds to discharge any such tax liabilities. Upon Buyer’s satisfaction that Seller has paid all of its sales and use tax obligations, Buyer shall cause the Withheld Funds to be distributed (less any payments made to tax authorities) to Seller.

1.3 Adjustment Amount. The “Adjustment Amount” (which may be a positive or negative number) shall be determined upon completion of an appraisal of (i) Seller’s real property (“Real Property Appraisal”) and (ii) Seller’s equipment (“Equipment Appraisal”) (collectively referred to as the “Appraisals”). The Appraisals shall be conducted in accordance with Section 1.6 below. If the Appraisals result in an amount which differs from stockholder’s equity set forth on Seller’s Balance Sheet as of August 31, 2003, there shall be a dollar for dollar adjustment upward or downward to reflect any such difference.

1.4 Assumption of Liabilities. On the Closing Date, Buyer shall assume and agree to discharge only the liabilities of Seller (the “Assumed Liabilities”) set forth in Schedule 1.4. The transfer of the Purchased Assets or otherwise pursuant to this Agreement shall not include the assumption of any other liability related to the Purchased Assets unless Buyer expressly assumes that liability as specified in Schedule 1.4. Buyer will conduct an audit of Seller’s financial statements within thirty (30) days after the Closing Date (the “Audit”) and, upon completion of the Audit, Buyer shall complete Schedule 1.4 in a manner consistent with the findings of the Audit. In no event shall Buyer assume liabilities which exceed the fair market value of the Purchased Assets.

1.5 Allocation. The Purchase Price shall be allocated in accordance with Schedule 1.5. After the Closing, the parties shall make consistent use of the allocation, fair market value and useful lives specified in Schedule 1.5 for all tax purposes and in all filings, declarations and reports with the Internal Revenue Service (“IRS”) in respect thereof, including the reports required to be filed under § 1060 of the Internal Revenue Code. Buyer shall prepare and deliver IRS Form 8594 to Seller within forty-five (45) days after the Closing Date to be filed with the IRS. In any proceeding related to the determination of any tax, neither Buyer, Seller nor Shareholder shall contend or represent that such allocation is not a correct allocation.

1.6 Appraisal. The Real Property Appraisal and the Equipment Appraisal shall be conducted in the manner set forth in this Section 1.6. Seller shall hire an appraiser licensed in the State of Tennessee of its own choosing to perform each appraisal and shall cause each appraisal to be prepared and delivered to Buyer within thirty (30) days following the Effective Date. By written notice to Seller within thirty (30) days following Buyer’s receipt of each appraisal, Buyer shall elect to either (i) accept the fair market value (“FMV”) set forth therein or (ii) reject the FMV set forth therein and hire an appraiser licensed in the State of Tennessee of its own choosing to perform each appraisal. Buyer may accept both the Real Property Appraisal and the Equipment Appraisal, reject both the Real Property Appraisal and the Equipment Appraisal, or accept one and reject the other. If Buyer accepts the FMV set forth in each appraisal or if Buyer fails to deliver the foregoing notice within the thirty (30) day period, Buyer shall be deemed to have accepted the FMV set forth in each appraisal. If Buyer timely elects to perform its own appraisal(s), Buyer shall cause a copy of the same to be delivered to Seller within thirty (30) days of its written notice to Seller exercising its right to perform its own appraisal(s). By written notice to Buyer within thirty (30) days following its receipt of Buyer’s appraisal(s), Seller shall elect to either (i) accept the FMV set forth in Buyer’s appraisal(s) or (ii) reject the FMV set forth in Buyer’s appraisal(s). If Seller accepts the FMV set forth in Buyer’s appraisal(s) or if Seller fails to deliver the foregoing notice within the thirty (30) day period, Seller shall be deemed to have accepted the FMV set forth in Buyer’s appraisal(s). If Seller timely rejects the FMV set forth in Buyer’s appraisal(s), Seller’s appraiser and Buyer’s appraiser shall mutually select a third appraiser licensed in the State of Tennessee to conduct the appraisal. The FMV as determined by the third appraiser shall be binding on Seller and Buyer.

1.7 Closing. The purchase and sale provided for in this Agreement (the “Closing”) shall take place on February     , 2004, unless another place or time is agreed upon in writing by the parties (the “Closing Date”).

ARTICLE II

RELATED TRANSACTIONS AND ADDITIONAL AGREEMENTS

2.1 Intentionally Omitted.

2.2 Intentionally Omitted.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER

In connection with the purchase and sale of the Purchased Assets under this Agreement, and in order to induce Buyer to enter into and consummate the transaction contemplated by this Agreement, Seller and Shareholder represent and warrant, jointly and severally, to Buyer as follows:

3.1 Organization and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, and has full corporate power and authority to (a) own its assets and properties and to conduct its business and (b) enter into this Agreement and to consummate the transactions contemplated hereby. Seller has full power, authority and legal right and all necessary approvals, permits, licenses and authorizations to own its properties and to conduct its business. Seller’s place of business is located in the State of Tennessee.

3.2 Authority. Seller has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors and the Shareholder of Seller and no other corporate proceedings on the part of Seller is necessary to approve and adopt this Agreement. This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms.

3.3 Books and Records. The books of account and other financial records of Seller, all of which have been made available to Buyer, are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices.

3.4 Title to Shares. Shareholder beneficially owns and is the registered holder of record of all of the authorized and outstanding shares of Seller (the “Shares”) as set forth on Schedule 3.4 and has good and marketable title to the Shares, free and clear of all liens, claims and Encumbrances.

3.5 No Legal Bar; Conflicts. Except as set forth in Schedule 3.5 attached hereto, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby does not and will not (a) conflict with, and will not result in a

Breach of, any provision of the Articles of Incorporation or By-laws of Seller; (b) conflict with, result in a Breach of or a default under, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity or effectiveness of any material agreement, contract, indenture, loan or credit agreement, lease, mortgage, or any other material agreement or instrument to which Seller is a party or by which it may be affected or bound; (c) violate any material provision of law, rule or regulation to which Seller is subject or any order, writ, judgment, injunction, decree, determination, or award affecting or binding upon Seller, or cause the suspension or revocation of any authorization, consent, permit, approval or license, presently in effect, which affects or binds Seller; (d) constitute grounds for the loss or suspension of any permits, licenses or other authorizations material to the business, condition (financial or otherwise), operations or prospects of Seller; or (e) require the authorization, consent, approval or license of any third party of such a nature that the failure to obtain the same would have a material adverse effect on the business, condition (financial or otherwise), operations or prospects of Seller.

3.6 Asset Schedule. Schedule A includes a complete and accurate listing of all of the tangible Purchased Assets of any nature whatsoever, necessary to operate Seller’s business in the manner presently operated by Seller and (b) includes all of the operating assets of Seller.

3.7 Description of Leased Real Property. Schedule B contains a correct legal description, street address and tax parcel identification number of all tracts, parcels and subdivided lots in which Seller has a leasehold interest and an accurate description (by location, name of lessor, date of lease and term expiry date) of all real property leases.

3.8 Title to Assets; Encumbrances. Seller owns good and transferable title to all of the Purchased Assets free and clear of any Encumbrances. Seller warrants to Buyer that, at the time of Closing, all Purchased Assets shall be free and clear of all Encumbrances other than those identified on Schedule 3.8 as acceptable to Buyer (“Permitted Encumbrances”).

3.9 Intellectual Property. Seller owns, possesses or lawfully uses all trademarks, trademark applications, service marks, service mark applications, trade names, franchises, copyrights, copyright applications, permits and similar intangible rights used in its business and trade secrets or other proprietary information similarly used (collectively, the “Trademarks”), each item of which is listed in Schedule C attached hereto, and those Trademarks designated on Schedule C are owned exclusively by Seller, are valid and enforceable, and none infringe (nor has any claim been made that there is any such infringement) on the trademarks, service marks, trade names, copyrights or similar intangible rights of others. After due inquiry, there are no claims against Seller that it is or may be infringing on or otherwise acting adversely to the rights of any person under or in respect of any trademark, service mark, trade name, copyright, license, franchise, permission, or other intangible right. Seller is not obligated or under any liability to make any payments by way of royalties, fees, or otherwise to any owner or licensee of, or other claimant to, any trademark, trade name, copyright, or other intangible asset with respect to the use thereof, in connection with the conduct of its business or otherwise.

3.10 Contracts. Except as set forth in Schedule D or in another Schedule to this Agreement, Seller is not a party to any material contract, agreement, commitment, lease,

indenture, fringe benefit or other plan. For purposes of this Section 3.11 “material” shall mean any contract, agreement, commitment, lease, indenture, fringe benefit or other plan entered into which is not in the ordinary course of business or, if entered into in the Ordinary Course of Business, which involves a payment, commitment or entitlement in excess of $10,000. True and correct copies of all of the contracts, agreements, commitments, leases, indentures, fringe benefits or other plans, documents and instruments identified in Schedule D, have been supplied to Buyer.

3.11 Accounts Receivable. All Accounts Receivable that are reflected on the Balance Sheet or on the accounting records of Seller as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed by Seller in the Ordinary Course of Business. Except to the extent paid prior to the Closing Date, such Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet (which reserves are adequate and calculated consistent with past practice). Subject to such reserves, each of such Accounts Receivable either has been or will be collected in full, without any setoff, within ninety (90) days after the day on which it first becomes due and payable. There is no contest, claim, defense or right of setoff, other than returns in the Ordinary Course of Business of Seller, under any contract with any account debtor of an Account Receivable relating to the amount or validity of such Account Receivable. Schedule 3.11 contains a complete and accurate list of all Accounts Receivable as of the date of the Balance Sheet, which list sets forth the aging of each such Account Receivable.

3.12 Inventories. All items included in the Inventories consist of a quality and quantity usable and, with respect to finished goods, saleable, in the Ordinary Course of Business of Seller except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or on the accounting records of Seller as of the Closing Date, as the case may be. Seller is not in possession of any inventory not owned by Seller, including goods already sold. Inventories now on hand that were purchased after the date of the Balance Sheet were purchased in the Ordinary Course of Business of Seller at a cost not exceeding market prices prevailing at the time of purchase. The quantities of each item of Inventories (whether finished goods, component parts or accessories) are not excessive but are reasonable in the present circumstances of Seller.

3.13 Financial Statements. Seller has delivered to Buyer (a) unaudited balance sheets of Seller as of August 31, 2003 (including the notes thereto), and the related statements of income, changes in stockholders’ equity, and cash flow for the eight months then ended; and (b) unaudited balance sheets of Seller as of December 31, 2003 (the “Balance Sheet”) and the related unaudited statements of income, changes in stockholders’ equity, and cash flow for the fiscal year then ended, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders’ equity, and cash flow of Seller as at the respective dates of and for the periods referred to in such financial statements in accordance with GAAP.

3.14 Absence of Undisclosed Liabilities. Seller has no liabilities or obligations except for those: (a) reflected on the Balance Sheet; (b) reflecting contractual liabilities or obligations incurred in the Ordinary Course of Business that are not required by GAAP to be reflected in a balance sheet; (c) incurred in the Ordinary Course of Business subsequent to the date of the Balance Sheet and not required to be disclosed pursuant to the terms of this Agreement; and (d) specifically disclosed on Schedule 3.14 attached hereto. Except as otherwise provided in this Agreement, the term “liabilities or obligations” as used in this Agreement shall include any direct or indirect indebtedness, claim, loss, damage, deficiency (including deferred income tax and other net tax deficiencies), cost, expense, obligation, guarantee, or responsibility, whether accrued, absolute, or contingent, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured.

3.15 Taxes. Except as disclosed in Schedule 3.15, Seller has filed or caused to be filed on a timely basis all federal, state, local and other tax returns, reports and declarations required to be filed by it with respect to periods prior to December 31, 2003 and has paid all taxes (including, but not limited to, income, sales, use, unemployment, withholding, social security franchise and workers’ compensation taxes and estimated income tax payments, penalties and fines) reflected as due on such returns, reports or declarations (whether or not shown on such returns, reports or declarations), or pursuant to any assessment received by it in connection with such returns, reports or declarations. All such returns, reports and declarations filed by or on behalf of Seller are true, complete and correct in all material respects. No deficiency in payment of any taxes for any period prior to December 31, 2003 has been asserted against Seller by any taxing authority which remains unsettled as of the date hereof, no written inquiries have been received by Seller from any taxing authority with respect to possible claims for taxes or assessments, and there is no basis for any additional claims or assessments for such taxes.

3.16 Litigation; Disputes. Except as set forth in Schedule 3.16, there are no claims, disputes, actions, suits, investigations or proceedings pending or, to the best of the knowledge of Seller and Shareholder, threatened against or affecting Seller or the Business, and, to the best of the knowledge of Seller and Shareholder, there is no basis for any such claim, dispute, action, suit, investigation or proceeding. Seller and Shareholder have no knowledge of any default under any such action, suit or proceeding. Seller is not in default in respect of any judgment, order, writ, injunction or decree of any governmental authority with respect to the Business. Seller and Shareholder agree to hold Buyer harmless from any such claims, including legal fees, should any claims be made.

3.17 Compliance with Applicable Law. Seller is not in default under any, and has complied with all statutes, ordinances, regulations, orders, judgments and decrees of any governmental authority applicable to it, the Purchased Assets or the Business, including without limitation, all environmental and labor laws. Seller and Shareholder have no knowledge of any basis for assertion of any violation of the foregoing or for any claim for compensation or damages or otherwise arising out of any violation of the foregoing. Neither Seller nor Shareholder has received any notification of any asserted present or past failure to comply with any of the foregoing which has not been satisfactorily responded to in the time period required thereunder.

3.18 Other Transactions. Except as disclosed on Schedule 3.18 hereto, Seller has not, since December 31, 2003, (a) operated its business except in the Ordinary Course of Business, (b) incurred any debts, liabilities or obligations except in the Ordinary Course of Business, or (c)

pledged or subjected to lien or other encumbrance any of its assets, tangible or intangible, except in the Ordinary Course of Business.

3.19 No Material Adverse Change. Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, prospects, assets, results of operations or condition (financial or other) of Seller, and no event has occurred or circumstance exists that may result in such a material adverse change.

3.20 Insurance. Seller maintains insurance policies covering all of its properties and assets and the various occurrences which may arise in connection with the Business, each of which policies is summarized in Schedule 3.20. Such policies are in full force and effect and all installments of premiums due thereon have been paid in full. Seller has complied with the provisions of such policies. There are no notices of any pending or threatened termination or premium increases with respect to any of such policies. There has been no casualty loss or occurrence which may give rise to any claim of any kind not covered by insurance and neither Seller nor Shareholder is aware of any casualty occurrence which may give rise to any claim of any kind not covered by insurance. No third party has filed any claim against Seller for personal injury or property damage of a kind for which liability insurance is generally available which is not fully insured, subject only to the standard deductible.

3.21 Employees. Schedule 3.21 contains a complete and accurate list of the following information for each employee, director, independent contractor, consultant and agent of Seller, including each employee on leave of absence or layoff status: name; job title; date of hiring or engagement; date of commencement of employment or engagement; current compensation paid or payable and any change in compensation since December 31, 2003; sick and vacation leave that is accrued but unused; and service credited for purposes of vesting and eligibility to participate under any employee plan, or any other employee or director benefit plan.

3.22 Related Party Obligations. Except as set forth on Schedule 3.22, no officer, director, shareholder, partner, Affiliate of Seller, or any individual related by blood or marriage to any such Person, or any entity in which any such Person owns any beneficial interest, is a party to any agreement, contract, commitment, promissory note, loan, any other actual or proposed transaction with Seller, or has any interest in any Purchased Asset, which is used in or necessary for the operation of the Business.

3.23 Disclosure. To the best knowledge of Seller and Shareholder, no representation or warranty made under this Article 3 and none of the information furnished by Seller or Shareholder set forth in this Agreement or in the Schedules or Exhibits to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements in this Agreement or in the Schedules or Exhibits to this Agreement not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

In connection with the purchase and sale of the Purchased Assets under this Agreement and in order to induce Seller and Shareholder to enter into and consummate the transactions contemplated by this Agreement, Buyer makes the following representations and warranties to Seller and Shareholder:

4.1 Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has full corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby. Buyer has full corporate power, authority and legal right and all necessary approvals, permits, licenses and authorizations to own its properties and to conduct its business.

4.2 Authority. Buyer has the power and authority to execute, deliver and perform this Agreement; and this Agreement is a valid and binding obligation of Buyer, enforceable in accordance with its terms.

4.3 No Legal Bar; Conflicts. Neither the execution and delivery of this Agreement by Buyer, nor the consummation of the transactions contemplated hereby by Buyer, (a) violates or will violate any provision of the organizational documents of Buyer; (b) violates or will violate any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any governmental authority; or (c) violates or will violate, or conflicts with or will conflict with, or will result in any Breach of any of the terms of, or constitutes or will constitute a default under or results in or will result in the termination of or the creation or imposition of any Lien pursuant to the terms of, any contract, commitment, agreement, understanding or arrangement of any kind to which Buyer is a party or by which Buyer or any of the assets of Buyer is bound. No consents, approvals or authorizations of, or filings with, any governmental authority or any other Person are required on the part of Buyer in connection with the execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby by Buyer.

ARTICLE V

COVENANTS OF SELLER AND SHAREHOLDER PRIOR TO CLOSING

5.1 Operation of Business of Seller. Between the date of this Agreement and the Closing, Seller shall (a) conduct its business only in the Ordinary Course of Business; (b) except as otherwise directed by Buyer in writing, and without making any commitment on Buyer’s behalf, use its best efforts to preserve intact its current business organization, keep available the services of its officers, employees and agents and maintain its relations and goodwill with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with it; (c) confer with Buyer prior to implementing operational decisions of a material nature; (d) otherwise report periodically to Buyer concerning the status of its business, operations and finances; (e) make no material changes in management personnel without prior consultation with Buyer; (f) maintain the Purchased Assets in a state of repair and condition that complies with legal requirements and is consistent with the requirements and normal conduct of Seller’s business; (g) keep in full force and effect, without amendment, all material rights relating to Seller’s business; (h) comply with all legal requirements and contractual obligations applicable to the operations of Seller’s business; (i) continue in full force and effect the insurance coverage under the policies set forth in Schedule 3.20 or substantially equivalent policies; and (j) maintain all books and records of Seller relating to Seller’s business in the Ordinary Course of Business.

5.2 Negative Covenant. Except as otherwise expressly permitted herein, between the date of this Agreement and the Closing Date, Seller shall not, and Shareholder shall not permit Seller to, without the prior written consent of Buyer, (a) take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section 5.1 would be likely to occur; (b) make any modification to any material contract or governmental authorization; (c) allow the level of Inventories to vary materially from the levels customarily maintained; or (d) enter into any compromise or settlement of any litigation, proceeding or governmental investigation relating to the Purchased Assets, or the Business of Seller.

5.3 Required Approvals. As promptly as practicable after the date of this Agreement, Seller shall make all filings required by legal requirements to be made by it in order to consummate the Agreement. Seller and Shareholder also shall cooperate with Buyer and its representatives with respect to all filings that Buyer elects to make or, pursuant to legal requirements, shall be required to make in connection with the Agreement.

5.4 Notification. Between the date of this Agreement and the Closing, Seller and Shareholder shall promptly notify Buyer in writing if any of them becomes aware of (a) any fact or condition that causes or constitutes a Breach of any of Seller’s and Shareholder’s representations and warranties made as of the date of this Agreement or (b) the occurrence after the date of this Agreement of any fact or condition that would or be reasonably likely to (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of, or Seller’s or Shareholder’s discovery of, such fact or condition.

5.5 No Negotiation. Until such time as this Agreement shall be terminated pursuant to Section 9.1, neither Seller nor Shareholder shall directly or indirectly solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to or consider the merits of any inquiries or proposals from any Person (other than Buyer) relating to any business combination transaction involving Seller or Shareholder, including the sale by Shareholder of Seller’s stock, the merger or consolidation of Seller or the sale of Seller’s business or any of the Purchased Assets (other than in the Ordinary Course of Business). Seller and Shareholder shall notify Buyer of any such inquiry or proposal within twenty-four (24) hours of receipt or awareness of the same by Seller or Shareholder.

5.6 Payment of Liabilities. Seller shall pay or otherwise satisfy in the Ordinary Course of Business all of its liabilities and obligations.

ARTICLE VI

COVENANTS OF THE PARTIES

6.1 Brokerage. Seller, Shareholder and Buyer represent and warrant to each other that no Person has provided services as a broker, agent or finder in connection with the transactions contemplated by this Agreement.

6.2 No Inconsistent Action. No party hereto shall take any action (a) inconsistent with its obligations under this Agreement or (b) that would hinder or delay the consummation of the transactions contemplated by this Agreement.

6.3 Consents. If any required consent or approval is not obtained, Seller and Shareholder will use commercially reasonable efforts to secure an arrangement satisfactory to Buyer intended to provide for Buyer, following the Closing, the benefits under this Agreement for which such consent or approval is not obtained; provided, however, that Buyer shall have the right to seek damages or other remedies from Seller and Shareholder, jointly and severally, as a result of any failure by Seller to obtain any such consent or approval if alternative arrangements are not reasonably satisfactory to Buyer.

6.4 Payment of all Taxes Resulting from Sale of Assets by Seller. Seller shall pay in a timely manner all taxes resulting from or payable in connection with the sale of the Purchased Assets pursuant to this Agreement, regardless of the Person on whom such taxes are imposed by legal requirements.

6.5 Employees. Buyer shall be permitted but shall not be obligated to employ or offer to employ any employee of Seller. Seller shall be responsible for all obligations to its employees, including salary and benefit obligations and severance obligations (if applicable).

6.6 Retention of and Access to Records. After the Closing Date, Buyer shall retain for a period consistent with Buyer’s record-retention policies and practices those records of Seller delivered to Buyer. Buyer also shall provide Seller and Shareholder and their representatives reasonable access thereto, during normal business hours and on at least three days’ prior written notice, to enable them to prepare financial statements or tax returns or deal with tax audits.

ARTICLE VII

CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE

Buyer’s obligation to purchase the Purchased Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

7.1 Representations and Warranties; Compliance with Agreement. The representations and warranties of Seller and Shareholder set forth in this Agreement shall be true and correct in all material respects as of the Effective Date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and Seller and Shareholder shall have performed all covenants and agreements to be performed by it under this Agreement on or prior to the Closing Date.

7.2 Litigation Affecting Closing. On the Closing Date, no proceeding shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might eventuate in any such suit, action or proceeding shall be pending or threatened.

7.3 Required Consents. The holders of any material indebtedness of Seller, the lessors of any material real or personal property assets leased by Seller, the parties to any other material contract, commitment or agreement to which Seller is a party, any governmental agency or body or any other individual or entity which owns or has authority to grant any franchise, license, permit, easement, right or other authorization necessary for the business of Seller and any governmental body or regulatory agency having jurisdiction over Seller, to the extent that their consent or approval is required under the pertinent debt, lease, contract, commitment or agreement or other document or instrument or under applicable laws, rules or regulations for the consummation of this Agreement and the transaction contemplated hereby in the manner herein provided, shall have granted such consent or approval.

7.4 No Material Damage to Business. The Purchased Assets of Seller shall not have been and shall not be threatened to be materially adversely affected in any way as a result of fire, explosion, disaster, accident, labor dispute, any action by any governmental authority, flood, riot, civil disturbance, uprising, activity of armed forces or act of God or public enemy.

7.5 Additional Documents. Seller and Shareholder shall have caused the documents and instruments required by this Agreement and the following documents to be delivered (or tendered subject only to Closing) to Buyer:

(a) The Articles of Incorporation and all amendments thereto of Seller, duly certified as of a recent date by the Secretary of State of the jurisdiction of Seller’s incorporation;

(b) Certificates dated as of a date not earlier than the third business day prior to the Closing as to the good standing of Seller and payment of all applicable state taxes by Seller, executed by the appropriate officials of the State of Tennessee and each jurisdiction in which Seller is licensed or qualified to do business as a foreign corporation; and

(c) Such other documents as Buyer may reasonably request for the purpose of:

(i)	evidencing the accuracy of any of Seller and Shareholder’s representations and warranties;

(ii)	evidencing the performance by Seller or Shareholder of, or the compliance by Seller or Shareholder with any covenant or obligation required to be performed or complied with by Seller or Shareholder;

(iii)	evidencing the satisfaction of any condition referred to in this Article 7; or

(iv)	otherwise facilitating the consummation or performance of any provision of this Agreement.

7.6 Intentionally Omitted.

ARTICLE VIII

CONDITIONS PRECEDENT TO SELLER AND SHAREHOLDER’S OBLIGATION TO CLOSE

Seller and Shareholder’s obligation to sell the Purchased Assets and to take the other actions required to be taken by Seller and Shareholder at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller in whole or in part):

8.1 Representations and Warranties; Compliance with Agreement. The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and Buyer shall have performed all covenants and agreements to be performed by it under this Agreement on or prior to the Closing Date, and Buyer shall have delivered the Purchase Price to Seller.

8.2 Litigation Affecting Closing. On the Closing Date, no proceeding shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transaction contemplated hereby, and no investigation that might eventuate in any such suit, action or proceeding shall be pending or threatened.

ARTICLE IX

TERMINATION

9.1 Events of Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated by written notice of termination at any time before the Closing Date only as follows:

(a) By mutual consent of Seller and Buyer;

(b) Provided that Buyer is not in material default hereunder, by Buyer upon three days’ written notice to Seller, if all of the conditions precedent set forth in Article 7 hereof have not been met; or

(c) Provided that Seller is not in material default hereunder, by Seller upon three days’ written notice to Buyer if all of the conditions precedent set forth in Article 8 hereof have not been met.

ARTICLE X

INDEMNIFICATION; REMEDIES

10.1 Survival. All representations, warranties, covenants and obligations in this Agreement shall survive the Closing and the consummation of the Agreement. The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations.

10.2 Seller and Shareholder. From and after the Closing Date, Seller and Shareholder, jointly and severally, shall indemnify, defend and hold harmless Buyer from and against (i) any and all damages, losses, obligations, deficiencies, liabilities, claims, encumbrances, penalties, costs, and expenses, including reasonable attorneys’ fees (collectively, the “Loss”), which Buyer may suffer or incur, resulting from, related to, or arising out of any misrepresentation, Breach of warranty, or non-fulfillment of any of the covenants or agreements of Seller or Shareholder in this Agreement or from any misrepresentation in or omission from any schedule to this Agreement, certificate, financial statement, or from any other document furnished or to be furnished to Buyer hereunder, (ii) any Loss based upon injuries to persons, property or business arising out of events on or before the Effective Date whether known or unknown, currently asserted or arising hereafter, and (iii) any and all actions, suits, investigations, proceedings, demands, assessments, audits, judgments and claims (including employment-related claims) arising out of any of the foregoing; provided, however, that before Buyer may assert a claim for indemnity under this Article, Buyer must give or cause to be given written notice of such claim to Seller and Shareholder as provided in Section 10.3.

10.3 Notice. Promptly after acquiring knowledge of any Loss or action, suit, investigation, proceeding, demand, assessment, audit, judgment, or claim against which Seller and Shareholder (collectively the “Indemnifying Party” and each an “Indemnifying Party”) have indemnified Buyer, Buyer shall give to Seller or Shareholder written notice thereof. Each Indemnifying Party (Seller or Shareholder) shall, at its own expense, promptly defend, contest or otherwise protect against any Loss or action, suit, investigation, proceeding, demand, assessment, audit, judgment, or claim against which it or he has indemnified Buyer, and Buyer shall receive from the Indemnifying Party all necessary and reasonable cooperation in said defense including, but not limited to, the services of employees of the Indemnifying Party who are familiar with the transactions out of which any such Loss or action, suit, investigation, proceeding, demand, assessment, audit, judgment, or claim may have arisen. The Indemnifying Party shall have the right to control the defense of any such proceeding unless relieved of its or his liability hereunder with respect to such defense by Buyer. The Indemnifying Party shall have the right, at its or his option, and, unless so relieved, to compromise or defend, at its or his own expense by its or his own counsel, any such matter involving the asserted liability of Buyer. In the event that the Indemnifying Party shall undertake to compromise or defend any such asserted liability, it or he shall promptly notify Buyer of its or his intention to do so. In the event that an Indemnifying Party, after written notice from Buyer, fails to take timely action to defend the same, Buyer shall have the right to defend the same by counsel of its or his own choosing, but at the cost and expense of the Indemnifying Party.

10.4 Money Damages. If the Losses indemnified against pursuant to the provisions of Section 10.2 hereof can be compensated by the payment of money to Buyer, the Indemnifying Party shall, within thirty (30) days after receipt of a written notice of a claim pursuant to Section 10.3 deliver to Buyer: (i) the amount of such claim by check or by wire transfer to the bank account of that party’s choosing, or (ii) a written notice stating that it or he objects to the validity of such claim and setting forth in reasonable detail the grounds on which it or he is contesting the validity of the claim.

ARTICLE XI

GENERAL PROVISIONS

11.1 Conflicts between Documents. In the event of any conflict between the terms of this Agreement and the terms of any other document or instrument, the terms of this Agreement shall control and such documents and instruments shall be deemed amended and reformed to the extent required to eliminate any such conflict or inconsistency.

11.2 Entire Agreement; Amendments. This Agreement constitutes the entire understanding among the parties with respect to the subject matter contained herein and supersedes any prior understandings and agreements among them respecting such subject matter. This Agreement may be amended, supplemented, and terminated only by a written instrument duly executed by all of the parties.

11.3 Headings. The headings in this Agreement are for convenience of reference only and shall not affect its interpretation.

11.4 Gender; Number. Words of gender may be read as masculine, feminine, or neuter, as required by context. Words of number may be read as singular or plural, as required by context.

11.5 Exhibits and Schedules. The Background Information, each Exhibit and Schedule referred to herein is incorporated into this Agreement by such reference.

11.6 Severability. If any provision of this Agreement is held illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability will not affect any other provision hereof. This Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the provisions hereof.

11.7 Notices. All notices and other communications hereunder shall be in writing and shall be given to the person by sending a copy thereof by certified mail or by telecopy. Notice shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or when transmitted.

If to Bad Toys, Inc., to:

Mr. Larry N. Lunan, President

Bad Toys, Inc.

2344 Woodridge Avenue

Kingsport, Tennessee 37664

Fax No. (423) 247-7629

E-Mail Address: larrynlunan@chartertn.net

with a copy to:

Mindy L. Carreja, Esq.

Bush Ross Gardner Warren & Rudy, P.A.

220 S. Franklin St.

Tampa, Florida 33602

Fax No. (813) 223-9620

E-Mail Address: mcarreja@bushross.com

If to Chambers Automotive, Inc.:

Mr. Jimmy Scott Chambers, President

Chambers Automotive, Inc.

260 Ren-Mar Drive

Pleasant View, Tennessee 37146

Fax No. (615) 746-0103

E-Mail: kcham2120@aol.com

If to Precision Tricks Customs, Inc.:

Mr. Jimmy Scott Chambers, President

Precision Tricks Customs, Inc.

260 Ren-Mar Drive

Pleasant View, Tennessee 37146

Fax No. (615) 746-0103

E-Mail: kcham2120@aol.com

If to Chambers:

Mr. Jimmy Scott Chambers

260 Ren-Mar Drive

Pleasant View, Tennessee 37146

Fax No. (615) 746-0103

E-Mail: kcham2120@aol.com

Notice of any change in any such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived by the party entitled to receive such notice.

11.8 Waiver. The failure of any party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

11.9 Assignment. Seller may not assign any of its rights or delegate any of its obligations hereunder without the prior written consent of Buyer. Buyer may assign its rights or delegate its obligations hereunder to a wholly owned subsidiary of Buyer.

11.10 Successors and Assigns. This Agreement binds, inures to the benefit of, and is enforceable by Buyer, Seller, Shareholder and the successors and assigns of the parties, and does not confer any rights on any other persons or entities.

11.11 Governing Law. This Agreement shall be construed and enforced in accordance with Tennessee law.

11.12 No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their successors and assigns, and they shall not be construed as conferring and are not intended to confer any rights on any other persons.

11.13 Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The execution of this Agreement by any party hereto will not become effective until counterparts hereof have been executed by all the parties hereto. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

11.14 Attorneys’ Fees and Court Actions. If a legal action is initiated by any party to this Agreement against another, arising out of or relating to the alleged performance or non-performance of any right or obligation established hereunder, or any dispute concerning the same, any and all fees, costs and expenses reasonably incurred by each prevailing party or his or its legal counsel in investigating, preparing for, prosecuting, defending against, or providing evidence, producing documents or taking any other action in respect of, such action shall be the joint and several obligation of and shall be paid or reimbursed by the non-prevailing party.

ARTICLE XII

DEFINITIONS

12.1 Definitions. For purposes of this Agreement, the following terms and variations thereof have the meanings specified or referred to in this Section 12.1:

“Accounts Receivable” means (a) all trade accounts receivable and other rights to payment from customers of Seller and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of Seller, (b) all other accounts or notes receivable of Seller and the full benefit of all security for such accounts or notes and (c) any claim, remedy or other right related to any of the foregoing.

“Affiliate” of a Person has the meaning given such term in the Securities and Exchange Act of 1934.

“Breach” means any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other Contract, or any event which with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure.

“Consent” means any approval, consent, ratification, waiver or other authorization.

“Contract” means any agreement, contract, Lease, consensual obligation, promise or undertaking (whether written or oral and whether express or implied), whether or not legally binding.

“Effective Date” means the date the parties execute this Agreement.

“Encumbrance” means any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

“GAAP” means generally accepted accounting principles for financial reporting in the United States, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.13 were prepared.

“Inventories” means all inventories of Seller, wherever located, including all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used or consumed by Seller in the production of finished goods.

“Liability” means with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

“Ordinary Course of Business” means an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action:

(a) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person;

(b) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and

(c) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

“Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.

“Representative” means with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

“Third Party” means a Person that is not a party to this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

BAD TOYS, INC.

By:	/s/ Larry N. Lunan

Larry N. Lunan, President

CHAMBERS AUTOMOTIVE, INC.

By:	/s/ Jimmy Scott Chambers

Jimmy Scott Chambers, President

PRECISION TRICKS CUSTOMS, INC.

By:	/s/ Jimmy Scott Chambers

Jimmy Scott Chambers, President

JIMMY SCOTT CHAMBERS

By:	/s/ Jimmy Scott Chambers

Jimmy Scott Chambers, Individually

FIRST AMENDMENT TO

ASSET PURCHASE AGREEMENT

This FIRST AMENDMENT to ASSET PURCHASE AGREEMENT, dated effective as of February 4, 2004 (the “Amendment”), is made by and among BAD TOYS, INC., a Nevada corporation (“Buyer”); CHAMBERS AUTOMOTIVE, INC., a Tennessee corporation (“Chambers Auto”); PRECISION TRICKS CUSTOMS, INC., a Tennessee corporation (“Precision”) (with Chambers Auto and Precision collectively referred to herein as “Seller”); and JIMMY SCOTT CHAMBERS, in his individual capacity and as the legal and beneficial owner of all the shares of Seller’s issued and outstanding capital stock (“Chambers” or “Shareholder”).

BACKGROUND INFORMATION

Seller, Chambers, and Buyer entered into an Asset Purchase Agreement (“Purchase Agreement”) on even date of this Amendment. The parties have agreed to modify the provisions of the Purchase Agreement to the extent set forth herein. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

OPERATIVE PROVISIONS

1. Amendment to the Preamble. The Preamble of the Purchase Agreement is amended to include Jimmy Scott Chambers in his individual capacity and the amended Preamble shall read as follows:

“and JIMMY SCOTT CHAMBERS, in his individual capacity and as the legal and beneficial owner of all the shares of Seller’s issued and outstanding capital stock (“Chambers” or “Shareholder”).”

2. Amendment to Section 1.1; New Subsection (g). Article I, Section 1.1 is amended to include subsection (g) which shall read as follows:

“(g) Real Property. The real estate, and all improvements thereto, used in the Business, as more particularly defined on Schedule G attached hereto.”

3. Amendment to Article II; New Section 2.3. Article II is amended to include Section 2.3 which shall read as follows:

“2.3 Real Estate Contract. While the Purchase Price includes the amount that Buyer is paying to Chambers for the real estate owned by Chambers, Buyer and Chambers shall use their best efforts to enter into and close on a separate standard real estate contract which shall contain customary representations and warranties typically made by parties to an “AS IS” real property contract. If Buyer and Chambers fail to execute and close on the real estate contract referenced in this Section 2.3, Buyer shall, at it sole option, have the right to rescind and fully unwind the purchase transaction consummated by the Purchase Agreement, and the Purchase Agreement and any related agreements shall thereafter be deemed null and void and of no further force or effect.

4. Amendment to Article III; New Section 3.24. Article III is amended to include Section 3.24 which shall read as follows:

“3.24 Description of Real Property. Schedule G includes a complete and accurate legal description of all real property conveyed under this Agreement.”

5. Amendment to Article III; New Section 3.25. Article III is amended to include Section 3.25 which shall read as follows:

“3.25 Title Insurance. Chambers shall provide Buyer with an Owner’s Standard Policy of Title Insurance satisfactory to Buyer covering the Real Property described in Schedule G attached hereto. The Real Property shall be free and clear of all liens and encumbrances except as set forth on Schedule 3.8 attached hereto. Buyer understands and agrees that said Real Property shall be purchased “AS IS” with no representations or warranties of any kind whatsoever other than a warranty of title. All prorations shall be through the date of closing of the purchase of the Real Property. Chambers shall pay for an Owner’s Policy of title insurance and Buyer shall pay all documentary stamps on the warranty deed. All other costs and expenses of closing shall be borne by the party customarily charged.”

6. Amendment to Article VII; New Section 7.7. Article VII is amended to include Section 7.7 which shall read as follows:

“7.7 Ancillary Agreements. Buyer and Chambers shall use their best efforts to execute and close a real estate contract for the purchase and sale of the Real Property listed in Schedule G within sixty (60) days after the Closing Date.”

7. Ratification of Purchase Agreement. The terms and conditions of the Purchase Agreement that have not been modified by this Amendment shall remain in full force and effect.

[Signatures on the Following Page]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the dates stated below.

BAD TOYS, INC.

By:	/s/ Larry N. Lunan

Larry N. Lunan, President

CHAMBERS AUTOMOTIVE, INC.

By:	/s/ Jimmy Scott Chambers

Jimmy Scott Chambers, President

PRECISION TRICKS CUSTOMS, INC.

By:	/s/ Jimmy Scott Chambers

Jimmy Scott Chambers, President

JIMMY SCOTT CHAMBERS

By:	/s/ Jimmy Scott Chambers

Jimmy Scott Chambers, Individually

Signature Page to First Amendment to Purchase Agreement]